As filed with the Securities and Exchange Commission on August 2, 2004

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CMGI, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-2921333
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

1100 Winter Street, Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

1997 Stock Incentive Plan of Modus Media, Inc.

1997 Class A Replacement Option Plan of Modus Media, Inc.

1997 Class B Replacement Option Plan of Modus Media, Inc.

(Full Title of the Plans)

PETER L. GRAY, ESQ.

Executive Vice President and General Counsel

CMGI, Inc.

1100 Winter Street

Waltham, MA 02451

(Name and Address of Agent for Service)

(781) 663-5001

(Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Kevin P. Lanouette, Esq.

Browne Rosedale & Lanouette LLP

31 St. James Avenue, Suite 830

Boston, Massachusetts 02116

(617) 399-6931

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
Common Stock, $.01 par value	410,756 shares	$0.03	$12,322.68	$1.57
	734,955 shares	$0.13	$95,544.15	$12.11
	2,460,573 shares	$0.45	$1,107,257.85	$140.29
	62,925 shares	$0.52	$32,721.00	$4.15
	3,903,055 shares	$0.56	$2,185,710.80	$276.93
	245,699 shares	$0.90	$221,129.10	$28.02
	376,041 shares	$2.31	$868,654.71	$110.06
	836,447 shares	$3.68	$3,078,124.96	$390.00
	402,965 shares	$4.90	$1,974,528.50	$250.18

Total:	9,433,416 shares		$9,575,993.75	$1,213.31

(1)	All of such shares are issuable upon the exercise of outstanding options to purchase the number of shares at the exercise price listed. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

PART I. INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Pursuant to Rule 428(b)(1) of the Securities Act of 1933, as amended (the “Securities Act”), the information required by Part I is included in documents sent or given to participants in the following stock benefit plans of the Registrant: 1997 Stock Incentive Plan of Modus Media, Inc.; 1997 Class A Replacement Option Plan of Modus Media, Inc.; and 1997 Class B Replacement Option Plan of Modus Media, Inc.

PART II. INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference

The Registrant is subject to the informational and reporting requirements of Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the “Commission”). The following documents, which are on file with the Commission, are incorporated in this Registration Statement by reference:

(1) The Registrant’s latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act, or the latest prospectus filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(2) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (1) above.

(3) The description of the common stock of the Registrant, $.01 par value per share (the “Common Stock”), contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all shares of Common Stock offered hereby have been sold or which deregisters all shares of Common Stock then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities

Not applicable.

Item 5.	Interests of Named Experts and Counsel

Not applicable.

Item 6.	Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law grants the Registrant the power to indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative by reason of the fact that he or she is or was a director, officer, employee or agent of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Registrant, and with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, provided, however, no indemnification shall be made in connection with any proceeding brought by or in the right of the Registrant where the person involved is adjudged to be liable to the Registrant except to the extent approved by a court.

Article NINTH of the Registrant’s Restated Certificate of Incorporation and Article VII of the Registrant’s Restated By-laws provide that the Registrant shall, to the fullest extent permitted by applicable law, indemnify each person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding by reason of the fact that he or she is or was, or has agreed to become, a director or officer of the Registrant, or is or was serving at the written request of the Registrant, as a director, officer or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust, or other enterprise. The indemnification provided for in each of Article NINTH and Article VII is expressly not exclusive of any other rights to which those seeking indemnification may be entitled under any law, agreement, or vote of stockholders or disinterested directors or otherwise, and shall inure to the benefit of the heirs, executors, and administrators of such persons. Article VII also provides that the Registrant shall have the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Registrant, or is or was serving at the request of the Registrant, as a director, trustee, partner, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against and incurred by such person in any such capacity.

Pursuant to Section 102(b)(7) of the Delaware General Corporation Laws, Article EIGHTH of the Registrant’s Restated Certificate of Incorporation eliminates a director’s personal liability for monetary damages to the Registrant and its stockholders for breaches of fiduciary duty as a director, except in circumstances involving a breach of a director’s duty of loyalty to the Registrant or its stockholders, acts or omissions not in good faith or which involve intentional misconduct or knowing violation of the law, self-dealing, or the unlawful payment of dividends or repurchase of stock.

The Registrant maintains an insurance policy on behalf of itself and certain of its subsidiaries, and on behalf of the directors and officers thereof, covering certain liabilities which may arise as a result of the actions of the directors and officers.

The Registrant has entered into agreements with all of its directors affirming the Registrant’s obligation to indemnify them to the fullest extent permitted by law and providing various other protections.

Item 7.	Exemption from Registration Claimed

Not applicable.

Item 8.	Exhibits

The Exhibit Index immediately preceding the exhibits is incorporated herein by reference.

Item 9.	Undertakings

1. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Sections 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Sections 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Commonwealth of Massachusetts on August 2, 2004.

CMGI, INC.

By:	/s/ GEORGE A. MCMILLAN
George A. McMillan
President and Chief Executive Officer

POWER OF ATTORNEY

We, the undersigned officers and directors of CMGI, Inc., hereby severally constitute George A. McMillan, Thomas Oberdorf and Peter L. Gray, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable CMGI, Inc. to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on August 2, 2004.

Signature	Title

/s/ DAVID S. WETHERELL David S. Wetherell	Chairman of the Board of Directors

/s/ GEORGE A. MCMILLAN George A. McMillan	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ THOMAS OBERDORF Thomas Oberdorf	Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)

Anthony J. Bay	Director

/s/ VIRGINIA G. BONKER Virginia G. Bonker	Director

/s/ FRANCIS J. JULES Francis J. Jules	Director

/s/ JONATHAN A. KRAFT Jonathan A. Kraft	Director

/s/ MICHAEL J. MARDY Michael J. Mardy	Director

EXHIBIT INDEX

Exhibit Number	Description

4.1	Restated Certificate of Incorporation of the Registrant is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-85047).

4.2	Certificate of Designations, Preferences and Rights of Series D Preferred Stock of the Registrant is incorporated herein by reference to Exhibit 4.1 to the Registrant’s Current Report on Form 8-K dated August 18, 1999 (File No. 000-23262).

4.3	Amendment of Restated Certificate of Incorporation of the Registrant, dated May 5, 2000 is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2000 (File No. 000-23262).

4.4	Certificate of Elimination of Series C Convertible Preferred Stock of the Registrant is incorporated herein by reference to Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 2002 (File No. 000-23262).

4.5	Restated By-Laws of the Registrant, as amended, are incorporated herein by reference to Exhibit 3.3 of the Registrant’s Registration Statement on Form S-4 (File No. 333-92107).

4.6	Specimen stock certificate representing the Registrant’s Common Stock is incorporated herein by reference to Exhibit 4.1 of the Registrant’s Annual Report on Form 10-K for the fiscal year ended July 31, 1999 (File No. 000-23262).

5	Opinion of Browne Rosedale & Lanouette LLP.

23.1	Consent of Browne Rosedale & Lanouette LLP (included in Exhibit 5).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm.

24	Power of Attorney (included in the signature pages of this Registration Statement).

99.1	1997 Stock Incentive Plan of Modus Media, Inc. is incorporated herein by reference to Exhibit 10.3 to Modus Media International Holdings, Inc.’s Registration Statement on Form S-1 (File No. 333-92559).

99.2	Amendment No. 2 to 1997 Stock Incentive Plan of Modus Media, Inc.

99.3	1997 Class A Replacement Option Plan of Modus Media, Inc. is incorporated herein by reference to Exhibit 10.22 to Modus Media International Holdings, Inc.’s Registration Statement on Form S-1 (File No. 333-92559).

99.4	1997 Class B Replacement Option Plan of Modus Media, Inc. is incorporated herein by reference to Exhibit 10.23 to Modus Media International Holdings, Inc.’s Registration Statement on Form S-1 (File No. 333-92559).